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                                  EXHIBIT 99.1

                  CERTIFICATION BY THE ADMINISTRATIVE COMMITTEE
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 11-K for the period ended December 31, 2002 of the Williams-Sonoma, Inc. Associate Stock Incentive Plan (the "Plan") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James E. Boike, member of the Administrative Committee of the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of and for the periods presented in the Report.

                                             By: /s/ James E. Boike
                                                 -------------------------------
                                                 James E. Boike
                                                 Administrative Committee Member



Dated: June 27, 2003